UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
______________________________________________________
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Ovid Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

441 Ninth Avenue, 14th Floor
New York, NY 10001
April 27, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Ovid Therapeutics Inc., a Delaware corporation (“Ovid”), to be held virtually on June 10, 2026, at 10:30 a.m. Eastern Time. We believe hosting a virtual meeting enables increased stockholder participation, while lowering the cost of conducting the Annual Meeting. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
You will be able to attend the Annual Meeting, ask questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/OVID2026. To participate in the Annual Meeting you will need the 16-digit control number located on the Notice of Internet Availability of Proxy Materials, your proxy card or voting instruction form. Details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Internet Availability.
Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of the 2026 Annual Meeting of Stockholders and proxy statement.
We are pleased to once again offer our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the Notice of Annual Meeting, proxy statement, proxy card and our 2025 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials. By providing our proxy materials over the internet, we are reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or, if you request a paper proxy card, please mark, sign and date the proxy card when received and return it promptly in the envelope provided. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. If you vote by proxy and also attend the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
On behalf of the Board of Directors and the employees of Ovid, we appreciate your investment in Ovid and urge you to cast your vote as soon as possible.
Sincerely,
/s/ Margaret Alexander
Margaret Alexander
President, Chief Executive Officer and Director

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time	10:30 A.M. Eastern Time

Date	June 10, 2026

Virtual Meeting
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/OVID2026 and entering your control number (included in the Notice of Internet Availability of Proxy Materials mailed to you).

Purposes
The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:
(1)To elect the nominee named in the attached proxy statement as a director, to serve on the Board for a three-year term.
(2)To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.
(3)To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
(4)To conduct any other business that may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.

Record Date
The record date for the Annual Meeting is April 15, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
For the 10 days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose.

Voting by Proxy	You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you request a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. If you vote by proxy and also attend the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.
By order of the Board,
/s/ Jeffrey Rona
Jeffrey Rona
Chief Business & Financial Officer and Corporate Secretary
New York, New York
April 27, 2026

Website References
You may also access additional information about Ovid Therapeutics Inc. at www.ovidrx.com and investors.ovidrx.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.
i

OVID THERAPEUTICS INC.
441 Ninth Avenue, 14th Floor
New York, New York 10001
(646) 661-7661
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2026
AT 10:30 A.M. EASTERN TIME
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a Notice of Internet Availability of Proxy Materials (“Notice”) on the Internet instead of a full set of Proxy Materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we have sent you a Notice because the Board of Directors of Ovid Therapeutics Inc. (the “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Ovid Therapeutics Inc. This proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2025 (collectively the “Proxy Materials”) are available to stockholders on the internet. Instructions on how to access the Proxy Materials over the internet or instructions on how to request a printed copy of the Proxy Materials may be found in the Notice.
The Notice will also provide instructions as to how a stockholder of record may access and review the Proxy Materials, on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail to the stockholder of record. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.
We intend to mail the Notice on or about April 27, 2026 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.
As used in this proxy statement, “we,” “us,” “our” and “the Company” refer to Ovid Therapeutics Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.
Will I receive any other Proxy Materials by mail?
You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after April 27, 2026.
When is the record date for the Annual Meeting?
The Board has fixed the record date for the Annual Meeting as of the close of business on April 15, 2026 (the “Record Date”).
How do I attend the Annual Meeting?
To participate in the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/OVID2026 and enter the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held by a broker and you do not have a control number, please contact your broker as soon as possible so that you can be provided with a control number.
What do I do if I have technical difficulties in connection with the Annual Meeting?
We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/OVID2026.

How do I ask a question at the Annual Meeting?
As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date may submit questions or comments. If you would like to submit a question, you may do so by accessing the Annual Meeting at www.virtualshareholdermeeting.com/OVID2026, logging in using the control number provided in the Notice and typing your question in the appropriate box in the meeting portal. We do not intend to post questions received during the Annual Meeting on our website.
In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.
Will a list of record stockholders as of the Record Date be available?
For 10 days ending the day prior to the Annual Meeting, a list of our record stockholders as of the Record Date will be available for examination during ordinary business hours by any stockholder of record for a legally valid purpose by emailing us at corporatesecretary@ovidrx.com.
Who can vote at the Annual Meeting?
Only stockholders as of the Record Date, which we refer to as stockholders of record, will be entitled to vote online during the Annual Meeting. On the Record Date, a total of 173,037,131 shares of common stock were outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.
How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Daylight Time on June 9, 2026 to be counted.
•By Telephone. Call (800) 690-6903 toll-free from the United States U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern time on June 9, 2026 to be counted.
•By Proxy Card. Complete and mail the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive the proxy card before the Annual Meeting, we will vote your shares as you direct.
•Online During the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/OVID2026 and providing your 16-digit control number from your Notice, proxy card or the instructions that accompanied your proxy materials, as applicable.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote during the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What am I voting on and what are the Board’s recommendations on how to vote my shares?
The Board recommends a vote:
•Proposal 1: FOR the election of one Class III director nominee;
•Proposal 2: FOR the advisory vote on the compensation paid to our named executive officers; and
•Proposal 3: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by either completing your proxy card, by telephone or through the internet prior to 11:59 p.m., Eastern time on June 9, 2026, or during the virtual Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without making voting selections, your shares will be voted, as applicable,
•“FOR” the election of the nominee for director (Proposal 1),
•“FOR” the advisory approval of the compensation paid to our named executive officers (Proposal 2), and
•“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm (Proposal 3).
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the applicable exchange rules, brokers, banks and other securities intermediaries that are subject to the rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. Proposals 1 and 2 are considered to be “non-routine” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 3 is considered to be “routine” matters meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:
•by submitting another properly completed proxy with a later date;
•by transmitting a subsequent vote over the internet or by telephone prior to 11:59 p.m., Eastern Daylight Time on June 9, 2026;
•by attending the virtual Annual Meeting and voting online during the meeting;
•by sending a timely written notice to our Corporate Secretary in writing to 441 Ninth Avenue, 14th Floor, New York, New York 10001 or by email to corporatesecretary@ovidrx.com, indicating that you are revoking your proxy; or
•by attending the Annual Meeting virtually and voting electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization
If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your attendance at the virtual Annual Meeting does not revoke your proxy. Your last vote, whether prior to or during the Annual Meeting, is the vote that we will count.
How is a quorum reached?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 173,037,131 shares outstanding and entitled to vote. Thus, the holders of 86,518,567 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present.
Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on those matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.”
What vote is required to approve each item and how are votes counted?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1	Election of director	Nominee receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect	Non-routine
2	Advisory approval of the compensation paid to our named executive officers	“For” votes from the holders of a majority of the voting power of the shares present in person or virtually or represented by proxy and entitled to vote on the matter.	Against	No effect	Non-routine
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present in person or virtually or represented by proxy and entitled to vote on the matter.	Against	Not applicable (1)	Routine
(1)This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results during our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 16, 2026. If final voting results are not available by June 16, 2026, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

PROPOSAL 1: ELECTION OF DIRECTOR

General
Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, with only one class of directors being elected in each year and each class, Class I, Class II, and Class III, serving a three-year term. Class I consists of Ms. Duncan and Dr. Papadopoulos, Class II consists of Ms. Alexander, Dr. Fitzgerald and Mr. Friedman and Class III consists of Drs. Bernstein and Levin. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board is currently composed of seven directors. Our Class III directors have terms of office expiring in 2026. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated Dr. Levin for reelection as director at the Annual Meeting. Dr. Bernstein will not be standing for reelection to the Board at the Annual Meeting. The Board has approved a reduction in the number of directors constituting the Board from seven to six directors, effective at the Annual Meeting.
The biography below under “Information Regarding Our Nominee” includes information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of the director nominee that led the Nominating and Corporate Governance Committee to believe that such nominee should continue to serve on the Board. The nominee was previously elected to our Board by our stockholders. If you elect the nominee listed above, he will hold office until the 2029 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. There are no arrangements or understandings between us and any director, or the nominee for directorship, pursuant to which such person was selected as a director or nominee.
The nominee has consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
We have no reason to believe that the nominee will be unavailable or, if elected, will decline to serve. In the event that the nominee should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
Information Regarding Our Nominee
The brief biography below includes information, as of April 15, 2026, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that the director should serve on the Board.

Nominee - Class III	Age	Term Expires	Position(s) Held	Director Since
Jeremy M. Levin, DPhil, MB BChir	72	2026	Executive Chairman	2015

Jeremy M. Levin, DPhil, MB BChir has been our chairman since April 2014 and previously served as chief executive officer from March 2015 to December 2025. Prior to joining us, Dr. Levin joined Teva Pharmaceutical Industries Ltd., a publicly held pharmaceutical company, from January 2012 and was president and chief executive officer until October 2013. From September 2007 to December 2011, Dr. Levin held several roles at Bristol-Myers Squibb Company, a publicly held pharmaceutical company, ultimately serving as the senior vice president of strategy, alliances and transactions. Dr. Levin also served as a member of the executive committee at Bristol-Myers Squibb Company where he was the architect of and implemented the String of Pearls Strategy which transformed the company. Prior to that, Dr. Levin served as global head of strategic alliances at Novartis Institutes for Biomedical Research, Inc., a division of Novartis AG, from 2002 to 2007. Previously, he served on the board of directors of various public and private biopharmaceutical companies. Dr. Levin is currently Chairman of Opthea Limited (Nasdaq: OPT; ASX: OPT) a public biotechnology company based in Australia. Dr. Levin previously served on public company boards of directors, including Biocon, H. Lundbeck A/S and was the previous chairman and on the board of the Biotechnology Innovation Organization. Dr. Levin has practiced medicine as a physician at university hospitals in England, South Africa and Switzerland. Dr. Levin earned his BA in zoology, an MA in cell biology and DPhil in chromatin structure, all from University of Oxford, and his MB and BChir from the University of Cambridge. We believe Dr. Levin’s extensive experience in the global biotechnology and pharmaceutical industry qualifies him to serve on our Board.
Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NAMED DIRECTOR NOMINEE.

Information Regarding Our Directors Continuing in Office
Set forth below are the names, ages and length of service as of April 15, 2026, for the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age	Term Expires	Position(s) Held	Director Since
Barbara Duncan	61	2027	Director	2017
Stelios Papadopoulos	77	2027	Director	2025
Margaret Alexander	45	2028	Director, President and Chief Executive Officer	2026
Bart Friedman	81	2028	Director	2015
Kevin Fitzgerald	58	2028	Director	2021
The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.
Class I Directors Continuing in Office Until the 2027 Annual Meeting
Barbara Duncan has served as a member of our Board since June 2017. She previously served as the Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc., a publicly held biopharmaceutical company from May 2009 to July 2016. Prior to Intercept, Ms. Duncan held various senior leadership roles of increasing responsibility at DOV Pharmaceutical, Inc., a biotechnology company, including Chief Financial Officer and ultimately serving as Chief Executive Officer prior to DOV’s sale to Euthymics Bioscience, Inc., a biopharmaceutical company, in 2010. Ms. Duncan has also held roles in the corporate finance groups at SBC Warburg Dillon Read, Inc. and Lehman Brothers Inc. She currently serves on the boards of directors of Halozyme Therapeutics, Inc., Atea Pharmaceuticals, Inc. and Fusion Pharmaceuticals Inc., and previously served on the board of directors of Adaptimmune Therapeutics plc, Immunomedics, Inc., Jounce Therapeutics, Inc., ObsEva SA, Innoviva, Inc. and Aevi Genomic Medicine, Inc. Ms. Duncan received her BS from Louisiana State University and her MBA from the Wharton School of the University of Pennsylvania. We believe that Ms. Duncan’s financial background and extensive experience in executive positions with several pharmaceutical companies combined with her experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and gives her the qualifications, skills and financial expertise to serve on our Board.
Stelios Papadopoulos, PhD has served as a member of our Board since March 2025. Dr. Papadopoulos co-founded Exelixis, Inc., a publicly held biotechnology company, has been a director since 1994 and the Chair of the Board since 1998. Dr. Papadopoulos served as a member of the board of directors of Regulus Therapeutics Inc., a publicly held biopharmaceutical company focused on the development of medicines targeting microRNAs, from 2008 to June 2025, and as its Chairman since 2013. He previously served as a member of the board of directors of the following other publicly held companies: Biogen, Inc., a biopharmaceutical company focused on the treatment of serious diseases, from 2008 to 2023, and as its Chairman from 2014 to 2023; and Eucrates Biomedical Acquisition Corp., a special purpose acquisition company (SPAC), and as its Chairman, from 2021 to 2023. Dr. Papadopoulos holds an M.S. in Physics, a Ph.D. in Biophysics and an M.B.A. in Finance, all from New York University. We believe that Dr. Papadopoulos’s knowledge and expertise regarding the biotechnology and healthcare industries, his broad leadership experience on various boards and his experience with financial matters gives him the qualifications, skills and financial expertise to serve on our Board.
Class II Directors Continuing in Office Until the 2028 Annual Meeting
Margaret Alexander has served as a member of our Board and as President and Chief Executive Officer since January 2026. Ms. Alexander previously served as the Company’s President and Chief Operating Officer (from May 2024 to December 2025), Chief Strategy Officer (from May 2023 to April 2024), Chief Corporate Affairs Officer (from February 2022 to May 2023) and Vice President, Communications (from July 2021 to February 2022). Prior to Ovid, Ms. Alexander had a two-decade long career creating strategies to build corporate value, launch medicines and mitigate risk for biopharmaceutical and Fortune 500 companies. She founded and scaled the Reputation and Risk Management business at Syneos Health, a clinical and commercial resource organization, where she served as Managing Director, Reputation & Risk Management from January 2015 to June 2020. She guided the launch of more than 25 medicines, and shaped major initiatives for leading multinational companies, including Pfizer, Novartis, Amgen, Janssen, Boehringer Ingelheim, Alnylam, BioMarin, Nestle, Coca-Cola and many others. Ms. Alexander began her career at Ruder Finn, and holds a Bachelor of Business Administration from the College of William & Mary.
Bart Friedman, JD has served as a member of our Board since November 2015 and is our lead independent director. Mr. Friedman is Senior Counsel at Cahill Gordon & Reindel LLP, a New York based law firm, where he spent over 50 years of his career, including as a partner. Mr. Friedman’s practice focuses on corporate governance investigations and advisory and crisis advisory. Mr. Friedman has served as the Chair of the Board of Giant Eagle, Inc., a grocery chain, since 2020. Earlier in his career, Mr. Friedman worked at the Securities and Exchange Commission, initially as Special Counsel and later as Assistant Director. Mr. Friedman previously served as Chairman of the board of directors of the Sanford C. Bernstein Mutual Funds and as lead independent director of the board of directors of Allied World Assurance Holdings. Mr. Friedman earned his AB from Long Island University and his JD from Harvard Law School and served for one year on the Research Faculty of Harvard Business School. We believe Mr. Friedman’s broad experience advising financial institutions, global corporations and boards of directors of publicly held companies qualifies him to serve on our Board.
Kevin Fitzgerald, PhD has served as a member of our Board since October 2021. Dr. Fitzgerald has 25 years of successful drug discovery experience and currently serves as Executive Vice President, the Chief Scientific Officer, Head of Research and Early Development at Alnylam Pharmaceuticals. He joined Alnylam in 2005 after a seven-year tenure at Bristol Myers Squibb. At Alnylam, Dr. Fitzgerald and his teams discovered and clinically validated two different modes of siRNA delivery, and he has been instrumental in the development of a novel pipeline of approved and progressing RNAi therapeutics. Dr. Fitzgerald is a prolific inventor. He is co-inventor on many of Alnylam’s technologies, marketed, and pipeline programs. He has co-authored more than 50 peer-reviewed papers, which have been published in prestigious journals including, Nature, Cell, and the New England Journal of Medicine. Dr. Fitzgerald received his BS from Cornell University and his PhD from Princeton University. We believe that Dr. Fitzgerald’s expertise with small molecules and his experience transforming science and novel technologies into commercial medicines, qualifies him to serve on our Board.
INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
Board Independence
As required under the applicable listing requirements of the Nasdaq Stock Market (“Nasdaq listing standards”), a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all of our directors, except Ms. Alexander and Dr. Levin, by virtue of their positions as our President and Chief Executive Officer and Executive Chairman, respectively, is an independent director within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or the nominee for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance committees satisfies the independence standards for such committees established by the Securities and Exchange Commission (“SEC”) and the Nasdaq listing standards, as applicable.
Director Expertise and Skills Matrix
The graphic below identifies certain key expertise and skills possessed by our directors continuing after the Annual Meeting.
Experience to oversee Ovid strategy & operations:
•Risk mitigation, risk management & oversight
•Environmental & social responsibility oversight
•Financial accounting and reporting
•Driving strategic acquisitions and other corporate and business development opportunities
•Corporate governance experience drives accountability, transparency, fairness, and responsibility
•Research and discovery acumen in drug development
•Proven biopharma and regulatory experience for drug development and approval
•Oversight experience at a public company
•Current or previous senior operating experience of a public company
Leadership Structure and Risk Oversight
Our Board believes that having separate Chair of the Board and Chief Executive Officer positions is the appropriate leadership structure for us at this time. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Executive Chairman to lead our Board in its fundamental role of providing advice to and oversight of members of management. The Board is currently chaired by Dr. Levin, our Executive Chairman. The Board believes that the position of Executive Chairman helps ensure that the Board and management act with a common purpose, providing a connection between the Board and management that facilitates the regular flow of information. The Board has also appointed Mr. Friedman as lead independent director.
The Board appointed Mr. Friedman as the lead independent director to help reinforce the independence of the Board as a whole. The lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chairperson, preside over meetings of the independent directors, act as liaison between the Chairperson and the independent directors, consult with the Chairperson in planning and setting schedules and agendas for Board meetings to be held during the year, and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Board believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairperson, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight.

In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.
Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s risk management, risk assessment and major risk exposures, including compliance with ethical standards adopted by the Company. In addition, the Audit Committee considers management risks relating to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit controls. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.
Board Meetings and Attendance
Our Board held seven meetings during the fiscal year ended December 31, 2025. Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).
As required under applicable Nasdaq listing standards, in fiscal 2025, our independent, non-employee directors met three times in regularly scheduled executive sessions, at which only independent directors were present during the fiscal year ended December 31, 2025. Mr. Friedman, the lead independent director, presided over the executive sessions and served as the liaison between the independent directors and the Chief Executive Officer and Chairman.
Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings. Two of our current directors who served at the time of our 2025 annual meeting of stockholders attended that meeting.
Board Committees
Overview
Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is described more fully below. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors – Governance” section of our website, www.ovidrx.com.

Independent Governance of Board Committees

Audit
•Chaired by independent director, Barbara Duncan
•100% of members are "super" independent
•Oversees our corporate accounting, financial reporting process, systems of internal control over financial reporting, and audits of financial statements
•Evaluates the qualifications, independence and performance of independent auditors
•Review and assesses our risk management, risk assessment and major risk exposures
Compensation
•Chaired by independent director, Karen Bernstein
•100% of members meet enhanced independence requirements
•Oversees our compensation philosophy, and reviews the compensation paid to our CEO, other executive officers and non-employee directors
Nominating & Corporate Governance
•Chaired by lead independent director, Bart Friedman
•100% of members are independent
•Identifies, evaluates and recommends candidates to serve on our Board consistent with the criteria approved by Board
•Oversees our corporate governance policies and practices
•Assesses the performance of the Board and the committees of our Board

Committee Membership
The following table provides membership and meeting information for the year ended December 31, 2025 for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Karen Bernstein, PhD	X	X*	X
Barbara Duncan†	X*		X
Kevin Fitzgerald, PhD			X
Bart Friedman, JD^†	X	X	X*
Stelios Papadopoulos	X	X
Total meetings in 2025	4	5	1
^Lead Independent Director
†Financial Expert
*Committee Chair
Description of Board Committees
Audit Committee
The Audit Committee of the Board oversees our corporate accounting and financial reporting processes, systems of internal control, audits of its financial statements and the integrity of the Company's financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:
•evaluating the performance of and assesses the qualifications of the auditors;
•determining whether to retain or terminate the existing auditors or to appoint and engage new auditors;
•determining and approving the engagement of the auditors;

•reviewing and approving the retention of the auditors to perform any proposed permissible audit and non-audit services;
•monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable law;
•conferring with management and the auditors regarding the effectiveness of internal control over financial reporting, including the adequacy and effectiveness of the Company’s information and cybersecurity policies;
•establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, and a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”
Drs. Bernstein and Papadopoulos, Ms. Duncan and Mr. Friedman served as members of the Audit Committee during 2025, with Ms. Duncan serving as chair of the committee. Effective immediately following the Annual Meeting, Dr. Papadopoulos, Ms. Duncan and Mr. Friedman will comprise the Audit Committee, with Ms. Duncan serving as chair of the committee. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board also determined that Mr. Friedman and Ms. Duncan were each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq.
Compensation Committee
The Compensation Committee oversees our overall compensation practices and objectives. For this purpose, the Compensation Committee performs several functions, including, among other things:
•reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers and certain other members of senior management, as appropriate;
•reviewing and making recommendations to the Board with respect to director compensation;
•appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and
•reviewing and discussing with management the compensation-related disclosure to be included in our annual proxy statement or Annual Report on Form 10-K.
Drs. Bernstein and Papadopoulos and Mr. Friedman served as members of the Compensation Committee during 2025, with Dr. Bernstein serving as chair of the committee. Effective immediately following the Annual Meeting, Dr. Papadopoulos and Mr. Friedman will comprise the Compensation Committee, with Mr. Friedman serving as chair of the committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our Chief Executive Officer and our head of human resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Alpine Rewards, LLP (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and non-employee directors at companies in our peer group. Our management did not have the ability to direct the Consultant’s work.
Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined performance cash incentive payments and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;
•recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;
•assessing the performance of management and the Board; and
•developing a set of corporate governance guidelines for the Company.
Drs. Bernstein and Fitzgerald, Ms. Duncan, and Mr. Friedman served as members of the Nominating and Corporate Governance Committee during 2025, with Mr. Friedman serving as chair of the committee. Effective immediately following the Annual Meeting, Dr. Fitzgerald, Ms. Duncan and Mr. Friedman will comprise the Nominating and Corporate Governance Committee, with Mr. Friedman serving as chair of the committee. All members of the

Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).
Director Nomination Process and Qualifications
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.
In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.
Director Candidates Recommended by Stockholders
Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of our Corporate Secretary c/o Ovid Therapeutics Inc., 441 Ninth Avenue, 14th floor, New York, NY 10001. Such director candidate recommendations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. For additional information about our director nomination requirements, please see our Bylaws and the section of this proxy statement titled “Other Information for Stockholders.”
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.ovidrx.com. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Conduct that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver. The full text of our Code of Conduct is available at the Investors section of our website at www.ovidrx.com.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available on our website at www.ovidrx.com under the heading “Investors–Governance.”

Policy Prohibiting Hedging and Pledging
Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.
Clawback Policy
Our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Listing Rule 5608, provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.
Stockholder Communications with Our Board
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.ovidrx.com under the heading “Investors – Governance.”

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2023 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
The vote is advisory and therefore not binding on the Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.
Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2015. A representative of KPMG LLP is expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.
Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

Independent Registered Public Accounting Firm Fees
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024, by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	2025	2024
Audit fees(1)	$994,250	$843,700
Audit-related fees	—	—
Tax fees(2)	26,200	—
All other fees	—	—
Total Fees	$1,020,450	$843,700
(1) Audit fees consist of fees for quarterly reviews and annual audit of our financial statements and fees for professional services rendered in connection with our registration statements.
(2) Tax fees consist of services related to business development activity.
Pre-Approval Policies and Procedures
Our Audit Committee pre-approves audit and non-audit services provided by KPMG LLP before it is engaged by us to render services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.
The pre-approval requirement set forth above does not apply with respect to non-audit services if:
•all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;
•such services were not recognized as non-audit services at the time of the relevant engagement; and
•such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.
The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chairperson shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.
Audit Committee Report
The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Ovid Therapeutics Inc.
Audit Committee
Barbara Duncan, Chair
Karen Bernstein, PhD
Bart Friedman, JD
Stelios Papadopoulos, PhD

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of April 15, 2026:

Name	Age	Position(s)
Jeremy M. Levin, DPhil, MB BChir	72	Executive Chairman of the Board
Margaret Alexander	45	President, Chief Executive Officer and Director
Jeffrey Rona	57	Chief Business and Financial Officer
Biographical information for Dr. Levin and Ms. Alexander is included above with the director biographies under the captions “Information Regarding Our Nominee” and “Directors Continuing in Office.”
Jeffrey Rona has served as our Chief Business and Financial Officer since June 2021 and as our Chief Business Officer since September 2020. He is responsible for leading Ovid’s capital formation with investor groups and strategic corporate partnerships. Mr. Rona previously served as consulting chief financial officer, beginning in August 2019, to assist us with strategic financings. Mr. Rona also worked as a managing director with Danforth Advisors, LLC, a strategic consulting firm for life sciences companies, from October 2017 through September 2020. Prior to that, Mr. Rona was the chief financial officer for Great Basin Scientific, Inc., a molecular diagnostics company, from October 2014 through October 2017. Mr. Rona’s over 30 years of experience also includes senior leadership positions with GlobeImmune, Inc., AlgoRx Pharmaceuticals, Inc., and Agenus Inc. (formerly, Antigenics Inc.) (Nasdaq: AGEN). Mr. Rona began his career at Coopers & Lybrand LLP and UBS Investment Bank and holds a BS in accounting from Case Western Reserve University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Executive Officer Compensation
Overview
Our executive officer compensation structure is designed to align executive performance with long-term value creation for stockholders. It is our executive compensation strategy to align executive officer performance with strategic corporate goals and the achievement of corporate milestones. As described below, we consider, the majority of executive compensation to be “at risk” meaning such compensation is based upon performance and stock price rather than in the form of guaranteed compensation.
Summary Compensation Table
The following table sets forth information for each of the last two completed fiscal years, as applicable, regarding compensation awarded to or earned by our former Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)(2)	Stock Awards(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeremy M. Levin, DPhil, MB BChir	2025	644,054	744,645	—	532,000	14,000	1,934,699
Executive Chairman and Former Chief Executive Officer(5)	2024	625,296	1,842,680	—	292,326	13,800	2,774,102
Margaret Alexander	2025	515,000	118,466	24,806	350,000	14,000	1,022,272
President and Chief Executive Officer and Former Chief Operating Officer(5)	2024	484,417	821,928	103,500	231,510	13,800	1,655,155
Jeffrey Rona	2025	506,892	118,466	24,806	305,000	14,000	969,164
Chief Business & Financial Officer	2024	492,128	703,068	103,500	206,300	13,800	1,518,796
(1)The amounts reported in this column represent the aggregate grant date fair value of the option awards and restricted stock unit (“RSU”) awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”). See Note 8 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards and RSUs. Note that the amounts reported in this column reflect the accounting cost for these stock options and RSUs and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)See “—Narrative Disclosure to the Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of Company corporate objectives and individual goal achievements and other factors deemed relevant by the Board and Compensation Committee. For additional information, see “–Narrative Disclosure to the Summary Compensation Table – Annual Performance-Based Cash Compensation.”
(4)The amounts reflect matching contributions made by us to the respective 401(k) plan accounts.
(5)Effective January 1, 2026, Ms. Alexander succeeded Dr. Levin as Chief Executive Officer and Dr. Levin remained Chairman of the Board. Upon her transition to Chief Executive Officer, Ms. Alexander retained her position as President and ceased to serve as Chief Operating Officer of the Company.

Narrative Disclosure to the Summary Compensation Table
Our Compensation Committee reviews compensation annually for all executive officers, including our named executive officers. In setting executive base salaries and annual cash incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.
The Compensation Committee has historically determined our named executive officers’ compensation and has typically reviewed and discussed management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer.
Annual Base Salary
Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. Our prior employment agreement with Dr. Levin, which governed his 2025 base salary, provided for his base salary to be at least approximately equal to the 75th percentile of base salaries of peer group public company chief executive officers, as determined by Radford or another reputable compensation consultant selected by the Board in its sole discretion.
The 2025 base salary rates for our named executive officers are set forth in the table below.

Name	2025 Base Salary ($)
Jeremy M. Levin, DPhil, MB BChir	644,054
Margaret Alexander	515,000
Jeffrey Rona	506,892
Equity-Based Incentive Awards
Annual Awards
Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. We believe that equity awards provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. Historically, we have used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our named executive officers with those of our stockholders. The use of options can also provide tax and other advantages to our named executive officers relative to other forms of equity compensation.
We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our named executive officers, as well as for our other employees.
In connection with our annual grant process, on February 20, 2025, our Compensation Committee granted each of Dr. Levin, Ms. Alexander and Mr. Rona an option to purchase 1,650,000 shares (for Dr. Levin) and 262,500 shares (for each of Ms. Alexander and Mr. Rona) of our common stock, respectively, at an exercise price of $0.57 per share under the 2017 Equity Incentive Plan. Twenty-five percent of the shares subject to each option award vested on the one-year anniversary of the grant date and the remaining shares subject to such option awards will vest in 36 equal monthly installments thereafter, subject to the executive’s continuous service to us through each vesting date. Additionally, in connection with our annual grant process, on February 20, 2025, our Compensation Committee granted each of Ms. Alexander and Mr. Rona 43,750 RSUs. Each RSU award will vest in three equal annual installments commencing on February 20, 2026, subject to each executive’s continuous service to us through each such vesting date.
Annual Performance-Based Cash Compensation
The annual incentive plan for executive officers is a cash-based plan that rewards named executive officers for the achievement of key short-term objectives. The structure of the annual cash plan incentivizes named executive officers to achieve annual financial and operational results that the Compensation Committee views as critical to the execution of our business strategy. Under the 2025 program, each named executive officer was eligible for an annual cash incentive payment based on the percentage attainment of our 2025 corporate goals established by our Board in its sole discretion and individual goals, as applicable, and as communicated to each officer. Each named executive officer is assigned a target cash incentive opportunity, expressed as a percentage of their annual base salary, which for 2025 was 55% for Dr. Levin, 45% for Ms. Alexander, and 40% for Mr. Rona. For 2025, the Compensation Committee determined that each of Dr. Levin, Ms. Alexander and Mr. Rona achieved a total of 150% of their performance objectives. These annual performance-based cash payments are reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2025:

	Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested(2)
Jeremy M. Levin, DPhil, MB BChir	7/11/2016	1/1/2016	186,046	—		6.26	7/11/2026	—		—
	1/19/2017	1/1/2017	232,558	—		8.50	1/19/2027	—		—
	1/19/2018	1/1/2018	290,000	—		9.18	1/19/2028	—		—
	2/24/2019	2/24/2019	250,000	—		1.89	2/24/2029	—		—
	12/18/2019	12/18/2019	600,000	—		4.42	12/18/2029	—		—
	12/17/2020	12/17/2020	650,000	—		2.82	12/17/2030	—		—
	2/3/2022	2/3/2022	587,500	12,500	(4)(5)	2.72	2/3/2032	—		—
	4/8/2022	4/8/2022	423,244	—		3.22	4/8/2032	—		—
	2/23/2023	2/23/2023	437,500	162,500	(4)(5)	2.50	2/23/2033	—		—
	2/22/2024	2/23/2024	335,416	364,584	(4)(5)	3.68	2/23/2034	—		—
	2/20/2025	2/20/2025	—	1,650,000	(4)(5)	0.57	2/20/2035	—		—
Margaret Alexander	8/2/2021	8/2/2021	70,000	—	(4)(5)	3.73	8/2/2031	—		—
	8/5/2021	08/05/2021	2,021	—		3.74	8/05/2031	—		—
	2/3/2022	2/3/2022	97,916	2,084	(4)(5)	2.72	2/3/2032	—		—
	4/8/2022	4/8/2022	9,166	834	(4)(5)	3.22	4/8/2032	—		—
	2/23/2023	2/23/2023	127,604	47,396	(4)(5)	2.50	2/23/2033	—		—
	2/22/2024	2/22/2024	77,343	91,407	(4)(5)	3.68	2/22/2034	18,750	(1)	30,562	(2)
	7/30/2024	7/30/2024	223,125	91,875	(4)(6)	1.05	7/30/2034	43,750	(3)	71,312	(2)
	9/09/2024	9/9/2024	43,750	96,250	(4)(5)	1.07	9/9/2034	—		—
	2/20/2025	2/20/2025	—	262,500	(4)(5)	0.57	2/20/2035	—		—
Jeffrey Rona	9/30/2020	9/30/2020	325,000	—		5.74	9/30/2030	—		—
	10/11/2020	10/11/2020	20,000	—		5.65	10/11/2030	—		—
	12/17/2020	12/17/2020	175,000	—		2.82	12/17/2030	—		—
	6/2/2021	6/2/2021	100,000	12,500	(4)(5)	4.42	6/2/2031	—		—
	2/3/2022	2/3/2022	214,192	59,245	(4)(5)	2.72	2/3/2032	—		—
	4/8/2022	4/8/2022	203,565	—		3.22	4/8/2032	—		—
	2/23/2023	2/23/2023	127,604	91,146	(4)(5)	2.50	2/23/2033	18,750	(1)	30,562	(2)
	2/22/2024	2/22/2024	77,343	168,750	(4)(5)	3.68	2/22/2034	43,750	(3)	71,312	(2)
	7/30/2024	7/30/2024	223,125	315,000	(4)(6)	1.05	7/30/2034	—		—
	2/20/2025	2/20/2025	—	262,500	(4)(5)	0.57	2/20/2035	—		—
(1)The RSU awards vest in three equal annual installments, commencing on February 22, 2025, subject to continued service with the Company through each such vesting date.

(2)The value of the unvested RSU awards is shown assuming a market value of $1.63 per share, the closing market price of a share of our common stock on December 31, 2025.
(3)The RSU awards vest in three equal annual installments commencing on February 20, 2026, subject to continued service with the Company through each such vesting date.
(4)Pursuant to the named executive officer's employment agreement, any unvested shares underlying each named executive officer's option will become fully vested and exercisable upon a change in control or a covered termination (as each term is defined in his or her employment agreement).
(5)25% of the shares underlying this option vested or will vest on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter.
(6)50% of the shares underlying this option will vest and become exercisable on the one-year anniversary of the vesting commencement date and the remainder vest in 12 equal monthly installments thereafter.
Employment Arrangements
Below are descriptions of the key terms of our current employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our Company. Refer to “—Change in Control Payments and Benefits” below for further description of each named executive officers’ termination benefits. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement.
Dr. Levin
We entered into an amended and restated employment agreement with Dr. Levin, which became effective on January 1, 2026. Pursuant to this agreement, Dr. Levin is entitled to an annual base salary of $430,000 per year, as may be adjusted by the Board from time to time, is eligible to receive an annual target performance cash incentive payment of 50% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Dr. Levin was also entitled to be reimbursed for actual legal fees incurred in connection with the review of his amended and restated employment agreement, up to $35,000. Additionally, Dr. Levin is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.
Ms. Alexander
We entered into an amended and restated employment agreement with Ms. Alexander, which became effective on January 1, 2026. Pursuant to this agreement, Ms. Alexander is entitled to an annual base salary of $625,000, and as may be adjusted by the Board from time to time, is eligible to receive an annual target performance cash incentive payment of 55% of her base salary, as determined by our Board. Additionally, the amended and restated employment agreement provided that, as soon as practicable after January 1, 2026, Ms. Alexander shall receive an option to purchase 890,000 shares of our common stock, 25% of which shall vest on January 1, 2027 and the remainder will vest in 36 equal monthly installments thereafter. Ms. Alexander was also entitled to be reimbursed for actual legal fees incurred in connection with the review of her amended and restated employment agreement, up to $35,000. Ms. Alexander is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Additionally, Ms. Alexander is entitled to certain severance benefits and change in control payments and benefits pursuant to her agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.
Mr. Rona
We entered into an employment agreement with Mr. Rona, which became effective on September 30, 2020. Pursuant to this agreement, Mr. Rona is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance cash incentive payment of 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Effective January 1, 2026, Mr. Rona’s annual base salary was increased to $526,000. Additionally, Mr. Rona is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.
Potential Payments upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary.

Termination Payments and Benefits
Under the terms of their respective employment agreements, certain of our named executive officers are eligible to receive the following severance payments and benefits upon a termination without “cause” or due to “permanent disability,” or upon “resignation for good reason,” each as defined below, or in the case of Dr. Levin due to death, contingent upon the named executive officer’s delivery to us of a satisfactory release of claims:
•A severance amount, for Dr. Levin, equal to the sum of named executive officer’s monthly base salary plus one-twelfth of the target annual performance cash incentive payment paid to the named executive officer for the year preceding the year in which the termination occurs, multiplied by 36, payable over 36 months following termination in accordance with our standard payroll procedures; for Ms. Alexander and for Mr. Rona, equal to the sum of named executive officer’s monthly base salary, multiplied by 12, payable over 12 months following termination in accordance with our standard payroll procedures.
•A monthly taxable cash payment equal to the premiums for the named executive officer, his or her spouse and his or her dependents for coverage under our group health plan in effect on the termination date, grossed up for all taxes owed by the named executive officer on such payment, for 36 months following termination for Dr. Levin, for 12 months following termination for Ms. Alexander or Mr. Rona.
•The vesting of all outstanding stock options and any other equity incentive awards held by Dr. Levin as of the termination date will be accelerated in full, the period during which each stock option may be exercised will be extended to the latest date permitted under the 2014 Plan, and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Levin under any other stock award pursuant to any equity incentive plan of the Company will lapse.
•Administrative and secretarial support, for Dr. Levin, for 36 months following the termination date, or such earlier date, when such executive obtains new full-time employment with administrative support.
Change in Control Payments and Benefits
Under the terms of the employment agreements, certain of our named executive officers are eligible to receive certain payments and benefits in connection with a “change in control,” as defined below, in lieu of the severance payments and benefits described above.
Dr. Levin. If Dr. Levin is our employee on the date of a change in control, he will be eligible to receive a cash incentive payment equal to the sum of Dr. Levin’s monthly base salary plus one-twelfth of the target annual performance cash incentive payment paid to Dr. Levin for the year preceding the year in which the change in control occurs, multiplied by 36, payable over 36 months in accordance with our standard payroll procedures. In addition, upon a change in control, the vesting of all outstanding stock options and other equity incentive awards held by Dr. Levin as of the date of the change in control will be accelerated in full, and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Levin under any other stock award pursuant to any equity incentive plan of the Company will lapse.
Ms. Alexander. If Ms. Alexander is terminated within three months prior to, upon or within 12 months following a change in control, she will be eligible to receive cash severance payment equal to the sum of Ms. Alexander’s monthly base salary plus one-twelfth of the target annual performance cash incentive payment paid to Ms. Alexander for the year preceding the year in which the change in control occurs, multiplied by 18, payable over 18 months in accordance with our standard payroll procedures. Ms. Alexander would also be entitled to receive a monthly taxable cash payment equal to the premiums for Ms. Alexander, her spouse and her dependents for coverage under our group health plan in effect on the termination date, grossed up for all taxes owed by Ms. Alexander on such payment, for 18 months following termination. In addition, any unvested shares underlying her options will become fully vested and exercisable upon such a change in control termination and any reacquisition or repurchase rights applicable to any shares issued or issuable to Ms. Alexander under any other stock award pursuant to any equity incentive plan of the Company will lapse. The Company will also provide full-time administrative and secretarial support until the earlier of the first anniversary of a change of control termination or until Ms. Alexander is provided such support from a new employer. The Company will also provide outplacement services until the earlier of Ms. Alexander obtaining full-time employment or the one-year anniversary of a change of control termination.
Mr. Rona. If Mr. Rona is terminated within three months prior to, upon or within 12 months following a change in control, he will be eligible to receive the benefits described above under “— Termination Payments and Benefits.” In addition, any unvested shares underlying his options will become fully vested and exercisable upon such a change in control termination and any reacquisition or repurchase rights applicable to any shares issued or issuable to Mr. Rona under any other stock award pursuant to any equity incentive plan of the Company will lapse.
For purposes of the employment agreement with Dr. Levin:

•“cause” means a determination by us based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes harm to the Company; (ii) material breach of any agreement to which we and the named executive officer are a party resulting in harm to the Company; (iii) failure to comply with our written policies or rules resulting in material harm to the Company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company resulting in material harm to the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving written notification of the failure from the Board; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or our directors, officers or employees, if we have requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of the code of conduct as stipulated and agreed to in the signed Lundbeck agreement, dated as of March 25, 2015, with H. Lundbeck A/S. With respect to clause (vi), Dr. Levin will be given written notice from the Board and a 30-day period to cure such breach, except that no cure is to be considered available for a breach of any confidentiality obligation.
For purposes of the employment agreements with Ms. Alexander and Mr. Rona:
•“cause” means a determination by us based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets; (ii) material breach of any agreement to which we and the named executive officer are a party; (iii) material failure to comply with our written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving 30 days’ written notification of the failure from us if such breach is not cured (if curable) during that 30-day period; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or our directors, officers or employees, if the Company has have requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of our code of conduct and/or any contractual code of conduct to which we are obligated.
For purposes of the employment agreements with Dr. Levin, Ms. Alexander and Mr. Rona:
•“change in control” means: (i) the acquisition by a natural person or entity of our securities representing more than 50% of our combined voting power other than by a merger, consolidation or similar transaction, except for certain transactions that are primarily a private financing for the Company or that result in an increase to the level of ownership above the specified level solely as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own, directly or indirectly, more than 50% of the combined voting power of the surviving entity or its parent; (iii) a consummated sale, lease, license or other disposition of all or substantially all of our assets other than to certain related parties; or (iv) for Dr. Levin, the approval of a plan of complete dissolution or liquidation of the Company by the Board or the stockholders of the Company, or the complete dissolution or liquidation of the Company.
•“resignation for good reason” means the named executive officer’s resignation from all employee positions he then holds with us within 90 days following any of the following events taken without the named executive officer’s consent, provided the named executive officer has given us written notice of the event within 30 days after the first occurrence of the event and we have not cured the event within 30 days thereafter:
➣a material decrease in the named executive officer’s annual base salary, other than in connection with a decrease in compensation for all comparable executives of the Company;
➣a relocation of the named executive officer’s principal place of work outside of a 50-mile radius of its current location; or
➣our material breach of the named executive officer’s employment agreement;
➣for Dr. Levin, the material diminishment of his duties or responsibilities (not simply a change in title or reporting relationship), other than in connection with a change in control following which the Company survives as a separate legal entity or business unit and he holds materially the same position in the legal entity or business unit as he held before the change in control.
➣“permanent disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
The equity awards that we have granted, and may in the future grant, to our named executive officers under our equity incentive plans are also subject to the termination and change in control provisions of such plans.
Health and Welfare Benefits; Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees. We have reimbursed Dr. Levin for legal fees incurred in connection with the review of his amended and restated employment agreement during 2025. We also reimburse Ms. Alexander for parking expenses and gym membership fees. We do not otherwise provide perquisites to our named executive officers.
401(k) Retirement Plan
We maintain a defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions, which are not taxable when distributed). Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $23,500 for 2025. Participants who are aged 50-59 years old can also make “catch-up” contributions, which in 2025 may be up to an additional $7,500 above the statutory limit and those aged 60-63 can make "super" catch-up contribution up to $11,250. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule. Qualifying for a "safe-harbor" designation with respect to annual testing requirements, we make matching contribution equal to 100% of salary deferrals that do not exceed 3% of compensation plus 50% of salary deferrals between 3% and 5% of compensation.
Director Compensation
Cash and Equity Compensation
We maintain a non-employee director compensation policy, as amended from time to time to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
For the year ended December 31, 2025, each non-employee director received an annual base retainer of $45,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:
•each member of our audit, compensation, nominating and corporate governance and strategic committees, other than the chairperson, receives an additional annual retainer of $7,500 for audit member, and $5,000 for each other committee member;
•each chairperson of our audit, compensation, nominating and corporate governance, and strategic committees receives an additional annual retainer of $15,000 for audit chair and $12,500 for each other committee chair; and
•the lead independent director receives an additional annual retainer of $20,000.
These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.
In addition, each non-employee director elected to the Board was entitled to receive an initial one-time option to purchase 90,000 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director’s continued service as a director. Further, on the day that the Board or Compensation Committee grants annual equity awards to our executive officers and other employees, each non-employee director who is serving as a member of the Board on such date will be automatically, and without further action by the Board or Compensation Committee, be granted a stock option to purchase 45,000 shares of our common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.
Director Compensation Changes for Fiscal Year 2026
Effective January 1, 2026, the following changes to our non-employee director compensation policy were approved by the Board:
•the initial stock option grant amount was increased to 130,000 shares;
•the annual stock option grant amount was increased to 65,000 shares; and
•non-employee directors may make an annual election to receive their Annual Board Service Retainer in either cash or equivalent restricted stock unit awards, as defined in the non-employee director compensation policy, as amended.
Director Compensation
The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2025 for their service on our Board. Directors who are or were also our employees receive no additional compensation for their service as directors and are not set forth in the table below. The compensation for Dr. Levin as an executive officer is set forth above under “—Summary Compensation Table.” Ms. Alexander joined the Board on January 1, 2026, and receives no additional compensation for her service as a director.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)	Total ($)
Karen Bernstein, PhD	70,000		19,940	89,940
Barbara Duncan	66,326		19,940	86,266
Kevin Fitzgerald, PhD	50,000		19,940	69,940
Bart Friedman, JD	85,814	(3)	19,940	105,754
Stelios Papadopoulos, PhD	54,355		34,551	88,906
(1)The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC 718. See Note 8 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The following table provides information regarding the aggregate number of stock option awards granted to our non-employee directors that were outstanding as of December 31, 2025:

Name	Option Awards Outstanding at Year-End (#)
Karen Bernstein, PhD	335,656
Barbara Duncan	277,037
Kevin Fitzgerald, PhD	225,000
Bart Friedman, JD	335,656
Stelios Papadopoulos, PhD	90,000
(3)Includes compensation as a member of our Nominating and Corporate Governance Committee rather than as a Chair at the direction of Mr. Friedman.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to employees, including our named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time our Board or Compensation Committee grants annual equity awards to our executive officers and other employees, respectively, pursuant to the non-employee director compensation policy, as further described under the heading, “Director Compensation—Cash and Equity Compensation” above. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

PAY VERSUS PERFORMANCE
We are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”), and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
The amounts set forth below under the headings “CAP to PEO” and “Average CAP to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO(1) ($)	CAP to PEO(1)(2)(6)(7) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average CAP to Non-PEO NEOs(2)(3)(6)(7) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) ($)	Net (Loss) Income ($) (in millions)(5)
2025	1,934,699	3,734,047	995,718	1,397,599	87.63	(17.4)
2024	2,774,101	35,984	1,586,975	713,543	29.10	(26.4)
2023	2,136,546	2,983,069	1,076,208	1,413,175	100.31	(52.3)
(1)We are a smaller reporting company pursuant to Rule 405 of the Securities Act, and as such, we are only required to include information for the past three fiscal years in this table.
(2)Our PEO reflected in these columns and for each of the applicable fiscal years is Dr. Levin.
(3)In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC 718 and did not materially differ from those disclosed at the time of the grant.
(4)Our Non-PEO NEOs reflected in these columns are (a) for fiscal year 2025 and 2024, Ms. Alexander and Mr. Rona, and (b) for fiscal year 2023, Mr. Rona and Thomas M. Perone (our former General Counsel and Corporate Secretary).
(5)The Total Shareholder Return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 through the end of the applicable fiscal year on the same three-year cumulative basis as is used in Item 201(e) of Regulation S-K.
(6)The amounts reflected in this column represent the net loss reflected in our audited financial statements for each applicable fiscal year.

(7)For fiscal year 2025, the CAP to the PEO and the Average CAP to the Non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2025, computed in accordance with Item 402(v) of Regulation S-K:

	PEO ($)	Non-PEO NEOs (Average) ($)
Total Compensation Reported in 2025 Summary Compensation Table	1,934,699	995,718
Less, Grant Date Fair Value of Option Awards Reported in the 2025 Summary Compensation Table	(744,645)	(118,466)
Less, Grant Date Fair Value of Stock Awards Reported in the 2025 Summary Compensation Table	-	(24,806)
Plus, Year-End Fair Value of Awards Granted in 2025 that are Outstanding and Unvested at the End of 2025.	2,339,016	443,428
Plus, Change in Fair Value from the End of 2024 to the End of 2025 of Awards Granted in Prior Years that are Outstanding and Unvested at the End of 2025	242,074	153,703
Plus, Vesting Date Fair Value of Awards Granted in 2025 that Vested in 2025	-	-
Plus, Change in Fair Value of Awards from the End of 2024 to Vesting Date Granted in Prior Years that Vested in 2025	(37,097)	(51,978)
Less, 2024 Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2025	-	-
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2025 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2025)	-	-
CAP for Fiscal Year 2025	3,734,047	1,397,599

Pay versus Performance Comparative Disclosure
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.
Compensation Actually Paid and Company Total Shareholder Return
The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our cumulative TSR over the three most recently completed fiscal years.
Compensation Actually Paid and Net Loss
The following graph sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our net loss over the three most recently completed fiscal years.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	793,833	7.56	—	(1)
2017 Equity Incentive Plan	17,239,599	2.46	4,652,938	(2)
2017 Employee Stock Purchase Plan	—	—	206,020	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	18,033,432		4,858,958
(1)No further grants were made under our 2014 Equity Incentive Plan after the completion of our initial public offering on May 4, 2017.
(2)The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board.
(3)The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 550,000 shares or (iii) such lesser number of shares determined by our Board. The Board acted not to increase the number of shares of common stock reserved for future issuance under the 2017 Employee Stock Purchase Plan as of January 1, 2026.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures Regarding Transactions with Related Parties
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant, or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.
Certain Related-Party Transactions
Below are our related-party transactions since January 1, 2024, to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Executive Officer and Director Compensation — Employment Arrangements” and “Director Compensation — Cash and Equity Compensation.”
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.
Participation in 2025 Private Placement
In October 2025, we entered into a Securities Purchase Agreement (the “2025 Purchase Agreement”) with the purchasers named therein (the “2025 Investors”), pursuant to which we agreed to issue and sell an aggregate of (i) 57,722 shares of its Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), (ii) Series A warrants (the “Series A Warrants”) to purchase 38,481,325 shares of our common stock, par value $0.001 per share (“Common Stock”) and/or pre-funded warrants to purchase Common Stock (the “2025 Pre-Funded Warrants”) and (iii) Series B warrants to purchase 28,861,000 shares of Common Stock and/or 2025 Pre-Funded Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to the 2025 Investors in a private placement (the “2025 PIPE financing”). Each share of Series B Preferred Stock was sold together with a Series A Warrant to purchase 666.66 shares of Common Stock and/or 2025 Pre-Funded Warrants (rounded down to next whole share based on each investor’s aggregate purchase) and a Series B Warrant to purchase 500 shares of Common Stock and/or 2025 Pre-Funded Warrants (together, a “2025 Security”). The 2025 Securities were sold at a purchase price of $1,400.00 per 2025 Security to the 2025 Investors, which includes our Executive Chair. The Warrants each have an exercise price of $1.40 per share.
Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), the shares of Series B Preferred Stock were initially convertible into an aggregate of 57,722,000 shares of Common Stock (the “Conversion Shares”), with each share of Series B Preferred Stock being convertible into 1,000 shares of common stock, subject to stockholder approval and certain beneficial ownership limitations set by each holder. Effective as of 5:00 p.m. Eastern Time on December 15, 2025, the Series B Preferred Stock automatically converted into an aggregate of 57,722,000 shares of Common Stock (the “Automatic Conversion Event”). Following the Automatic Conversion Event, no shares of Series B Preferred Stock remain outstanding.
The 2025 PIPE financing resulted in gross proceeds to us of up to $175.1 million, including initial gross proceeds of approximately $80.8 million, in each case before placement agent fees and offering expenses.
The table below sets forth the aggregate number of shares of Common Stock (following the Automatic Conversion Event) and Warrants purchased by our directors and officers and the holders of more than 5% of our common stock and affiliates in the 2025 PIPE.

Name	Number of Shares		Number of Warrant Shares Underlying Series A Warrants	Number of Warrant Shares Underlying Series B Warrants		Aggregate Purchase Price ($)
Entities affiliated with Janus Henderson Biotech	10,714,000		7,142,666	5,357,000		14,999,600
RA Capital Healthcare Fund, L.P.	10,714,000		7,142,666	5,357,000		14,999,600
Affinity Healthcare Fund, LP	4,285,000		2,856,666	2,142,500		5,999,000
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund	4,285,000		2,856,666	2,142,500		5,999,000
ADAR1 Partners, LP	4,285,000		2,856,666	2,142,500		5,999,000
Coastlands Capital Partners LP	3,571,000		2,380,666	1,785,500		4,999,400
Federated Hermes Kaufmann Small Cap Fund	3,571,000		2,380,666	1,785,500		4,999,400
Atlas Private Holdings (Cayman) Ltd.	2,857,000		1,904,666	1,428,500		3,999,800
Blue Owl Healthcare Opportunities IV Public Investments LP	2,857,000		1,904,666	1,428,500		3,999,800
Jeremy M. Levin, DPhil, MB BChir	71,000	71,000	47,333	35,500	47,333	99,400
Total	47,210,000		31,473,327	23,605,000		66,094,000
Participation in 2026 Private Placement
On March 17, 2026,we entered into a Securities Purchase Agreement (the “2026 Purchase Agreement”) with the purchasers named therein (the “2026 Investors”), pursuant to which we agreed to issue and sell an aggregate of 19,154,321 shares of Common Stock (the “Shares”), at a purchase price of $2.01 per Share and, in lieu of Common Stock, pre-funded warrants to purchase up to 10,701,710 shares of Common Stock (the “2026 Pre-Funded Warrants” and, together with the Shares, the “2026 Securities”) at a purchase price of $2.009 per 2026 Pre-Funded Warrant, to the 2026 Investors in a private placement (the “2026 PIPE”). Each 2026 Pre-Funded Warrant has an exercise price of $0.001 per share is immediately exercisable, subject to certain beneficial ownership limitations set by each holder.
The 2026 PIPE resulted in gross proceeds to us of $60.0 million, before placement agent fees and offering expenses.
The table below sets forth the aggregate number of shares of Common Stock and 2026 Pre-Funded Warrants purchased by our directors and officers and the holders of more than 5% of our common stock and affiliates in the 2026 PIPE.

Name	Number of Shares	Number of Warrant Shares Underlying Pre-Funded Warrants	Aggregate Purchase Price ($)
Point72 Associates, LLC(1)	6,219,000	6,219,000	24,994,161
RA Capital Healthcare Fund, L.P.	—	2,986,560	5,999,999
Mutual Fund Series Trust, on behalf of Eventide Healthcare and Life Sciences Fund	2,736,318	—	5,499,999
Affinity Healthcare Fund, LP	2,736,318	—	5,499,999
Entities affiliated with Janus Henderson Biotech	2,487,562	—	4,999,999
Entities affiliated with ADAR1 Partners, LP	995,024	—	1,999,998
Total	15,174,222	9,205,560	48,994,155
(1)Following the 2026 PIPE, Point72 Associates, LLC transferred 6,094,000 shares of common stock and 6,219,000 Pre-Funded Warrants purchased in the 2026 PIPE to SILV Fund Ltd. and ceased to hold more than 5% of our common stock.

Indemnification Agreements
The Company provides indemnification for its directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Bylaws, the Company is required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 17, 2026, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.
Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days of April 17, 2026 and Series A preferred stock convertible within 60 days of April 17, 2026. Warrants, options to purchase shares of our common stock that are exercisable and shares of Series A preferred stock that are convertible within 60 days of April 17, 2026, are deemed to be beneficially owned by the persons holding these warrants, options or shares of Series A preferred stock for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Beneficial ownership with respect to an individual holder excludes shares resulting from the exercise of Series B common warrants, provided that the holder would not beneficially own in the aggregate more than 9.99% or 14.99%, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice (the “Series B Blocker”). Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.
We have based our calculation of beneficial ownership on 173,037,131 shares of our common stock outstanding as of April 17, 2026. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Ovid Therapeutics Inc., 441 Ninth Avenue, 14th Floor, New York, NY 10001.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Greater than 5% Stockholders:
Entities affiliated with Janus Henderson(1)	25,864,542	14.9%
SILV Fund Ltd.(2)	18,004,952	9.9%
RA Capital Healthcare Fund, L.P.(3)	17,448,075	9.9%
Affinity Healthcare Fund, LP(4)	15,635,484	9.0%
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund(5)	13,954,741	8.1%
Entities affiliated with ADAR1 Capital Management, LLC(6)	9,543,279	5.5%
Takeda Pharmaceutical Company Limited(7)	8,781,996	5.1%
Directors and Named Executive Officers:
Jeremy M. Levin, DPhil, MB BChir(8)	8,578,585	4.8%
Margaret Alexander(9)	980,014	*
Jeffrey Rona(10)	1,842,688	1.0%
Karen Bernstein, PhD(11)	310,656	*
Barbara Duncan(12)	232,037	*
Kevin Fitzgerald, PhD(13)	197,578	*
Bart Friedman, JD(14)	299,445	*
Stelios Papadopoulos, PhD(15)	255,078	*

All current executive officers and directors as a group (8 persons)(16)	12,696,081	7.0%
_______________________________________________________
*Represents beneficial ownership of less than 1%.

(1)Based in part on a Schedule 13G filed with the SEC on December 8, 2025. consists of (a)(i) 17,162,264 shares of common stock and (ii) 4,534,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Janus Henderson Biotech Innovation Master Fund Limited, and (b)(i) 3,345,278 shares of common stock and (ii) 822,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Janus Henderson Biotech Innovation Master Fund II Limited. These shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Fund’s investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares of Common Stock offered hereby. The portfolio managers for the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas. Each of Mr. Acker, Mr. Lyons and Mr. Mohedas disclaim any beneficial ownership of these shares. The address of Janus and each of the Janus Funds is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, CO 80206.
(2)Consists of (a) 10,812,333 shares of common stock, (b) 6,219,000 shares of common stock issuable upon the exercise of outstanding pre-funded warrants and (c) 973,619 shares of common stock issuable upon the exercise of Series B warrants, in each case held by SILV Fund Ltd. Due to a beneficial ownership blocker, the number of shares beneficially owned excludes 26,380 shares of common stock issuable upon the exercise of warrants SILV Fund Ltd.. Sirenia Capital Management LP (“Sirenia”) is the investment manager of SILV Fund, Ltd. and as such has investment and voting power with respect to the securities held by SILV Fund, Ltd. Sirenia Capital Management GP LLC (“Sirenia GP”) is the general partner of Sirenia. Alex Silverstein is the managing member of Sirenia GP. Each of SILV Fund, Ltd., Sirenia GP and Mr. Silverstein disclaims beneficial ownership over such securities. The address for the selling shareholder is 1674 Meridian Avenue, Suite 320, Miami Beach, FL 33139.
(3)Based in part on a Schedule 13G filed with the SEC on December 18, 2025, Consists of (i) 15,829,800 shares of common stock and (ii) 1,618,275 shares of common stock issuable upon the exercise of Series B warrants, in each case held by RA Capital Healthcare Fund, L.P. Due to a beneficial ownership blocker, the number of shares beneficially owned excludes 8,752,151 shares of common stock issuable upon the exercise of warrants and pre-funded warrants held by RA Capital Healthcare Fund, L.P. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RA Capital Healthcare Fund, L.P. RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(4)Based in part on a Schedule 13G filed with the SEC on December 18, 2025. Consists of (a) 10,636,318 shares of common stock, (b) 2,142,500 shares of common stock issuable upon the exercise of Series B warrants and (c) 2,856,666 shares of common stock issuable upon the exercise of pre-funded warrants, in each case held by Affinity Healthcare Fund, LP.
(5)Consists of (a) 11,812,241 shares of common stock and (b) 2,142,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund (the “Eventide Fund”). Eventide Asset Management, LLC (“Eventide”) is the investment adviser for the Eventide Fund. Robin C. John is the Chief Executive Officer of Eventide, and Finny Kuruvilla, MD, PhD, is a Co-Chief Investment Officer, Sr. Portfolio Manager and Managing Director of Eventide. Each of Eventide, Mr. John and Dr. Kuruvilla may be deemed to have voting and investment power over the shares held by the Eventide Fund. The Eventide Fund, Mr. John and Dr. Kuruvilla disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of the Eventide Fund is Mutual Fund Series Trust, 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022.
(6)Based in part on a Schedule 13G filed with the SEC on February 17, 2026. Consists of (a)(1) 6,967,597 shares of common stock and (2) 2,142,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by ADAR1 Partners LP (“ADAR1”), and (b) 433,182 shares of Common Stock held by Spearhead Insurance Solutions IDF, LLC--Series ADAR1 (“Spearhead”) ADAR1 Capital

Management, LLC (“ADAR1 LLC”), the investment advisor of ADAR1 and the sub-advisor of Spearhead, has voting and investment control of the shares held by ADAR1 and Spearhead. ADAR1 Capital Management GP, LLC (“ADAR1 GP”) is the general partner of ADAR1. Daniel Schneebergeris the manager of ADAR1 and ADAR1 GP. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.
(7)Based on a Schedule 13G/A filed with the SEC on December 9, 2025, Takeda Pharmaceutical Company Limited (“Takeda”) holds sole dispositive power and sole voting power with respect to 1,781,996 of the shares, and Takeda and Takeda Pharmaceuticals U.S.A, Inc. (“TPUSA”) hold shared dispositive power and shared voting power with respect to 7,000,000 of the shares. The address for Takeda is 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo M0 103-8668, Japan and the address for TPUSA is 95 Hayden Avenue, Lexington, MA 02421.
(8)Includes (a) 3,735,048 shares of common stock held directly by Dr. Levin, (b) 35,461 shares of common stock held by Divo Holdings, LLC, a limited liability company managed by Margery Feldberg, Dr. Levin’s spouse, (c) 4,772,576 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026, and (d) 35,500 shares of common stock issuable upon the exercise of warrants within 60 days of April 17, 2026.
(9)Includes (a) 61,750 shares of common stock held directly by Ms. Alexander and (b) 918,264 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026.
(10)Includes (a) 158,812 shares of common stock held directly by Mr. Rona and (b) 1,683,876 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026.
(11)Includes (a) 20,000 shares of common stock held directly by Dr. Bernstein and (b) 290,656 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026.
(12)Includes solely 232,037 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026.
(13)Includes (a) 17,578 shares of common stock held directly by Dr. Fitzgerald and (b) 180,000 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026.
(14)Includes (a) 8,789 shares of common stock held directly by Mr. Friedman and (b) 290,656 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026.
(15)Includes (a) 217,578 shares of common stock held directly by Dr. Papadopoulos and (b) 37,500 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2026.
(16)Consists of (a) 4,255,016 shares of common stock held by all executive officers and directors as a group, (b) 8,405,565 shares of common stock that all executive officers and directors as a group have the right to acquire from us within 60 days of April 17, 2026 pursuant to the exercise of stock options; and (c) 35,500 shares of common stock that all executive officers and directors as a group have the right to acquire from us within 60 days of April 17, 2026 pursuant to the exercise of warrants.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with the following exceptions: (i) Form 4 filings made on June 18, 2025 for each of Bart Friedman, Barbara Duncan, Karen Bernstein and Kevin Fitzgerald reflecting annual grants of options made on February 20, 2025 and (ii) a Form 4 filing for Jeremy Levin made on December 18, 2025 reflecting shares of our Series B Convertible Preferred Stock and certain common stock warrants acquired on December 11, 2025 in connection with the 2025 PIPE Financing.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2027 Annual Meeting
Our Bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely advance notice thereof in writing to our Corporate Secretary c/o Ovid Therapeutics Inc., 441 Ninth Avenue, 14th floor, New York, NY 10001. To be timely for the 2027 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 10, 2027 and March 12, 2027; provided, however, that in the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2027 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2027 Annual Meeting. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholder proposals meeting certain requirements may be eligible for inclusion in our proxy statement for the 2027 Annual Meeting. To be eligible for inclusion in the proxy statement, any such stockholder proposals must be received by us no later than December 28, 2026, to comply with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement for the 2027 Annual Meeting.
In addition to satisfying the deadlines in the "advance notice" provisions of our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.
Additional Filings
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at www.ovidrx.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is also available without charge upon written request to: Ovid Therapeutics Inc., 441 Ninth Avenue, 14th Floor, New York, New York 10001, Attn: Corporate Secretary, or by email at corporatesecretary@ovidrx.com.

OTHER MATTERS
The Board knows of no business to be brought before the 2026 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

April 27, 2026	By Order of the Board of Directors

/s/ Jeffrey Rona

Jeffrey Rona
Chief Business & Financial Officer and Corporate Secretary

Ovid Therapeutics

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on June 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OVID2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95177-P52450 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OVID THERAPEUTICS INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II director.

Nominee:	For	Withhold
1a. Jeremy M. Levin, DPhil, MB BChir	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s) and, in the discretion of the proxies, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V95178-P52450

OVID THERAPEUTICS INC.
2026 Annual Meeting of Stockholders
June 10, 2026 10:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeremy M. Levin and Margaret Alexander, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OVID THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/OVID2026 at 10:30 AM Eastern Time on June 10, 2026, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if the nominee is unable to serve or for good cause will not serve).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side